Exhibit 10.3

Form of

INCENTIVE STOCK OPTION AWARD AGREEMENT

Granted by

FIRST SAVINGS FINANCIAL GROUP, INC.

under the

FIRST SAVINGS FINANCIAL GROUP, INC.

2021 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2021 Equity Incentive Plan (the “Plan”) of First Savings Financial Group, Inc. (the “Company”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan and related prospectus have been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” includes the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: ________________________________________________________________________

2.	Date of Grant: __________, 202__ .

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:__________________ (subject to adjustment pursuant to Section 9 hereof).

•	This Award is intended to be an Incentive Stock Option. The Option will be an Incentive Stock Option to the maximum extent permitted under the tax laws, which means that up to $100,000 of Options that vest in any one calendar year will be Incentive Stock Options (based on the exercise price of the Option).

•	Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you pursuant to this Agreement that vest in a calendar year will be aggregated with any earlier Option grant you received that vest in the same calendar year. If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior Option Award, any Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Qualified Stock Options.

4.	Exercise price per share: $ _______

(subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option: _________, 20__ . Notwithstanding anything in this Agreement to the contrary, no part of this Option may be exercised at any time on or after the expiration date.

6.	Vesting Schedule. Unless sooner vested in accordance with the terms of the Plan and this Agreement, the Option granted hereunder will vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date	Number of Shares Exercisable

As set forth in Section 10 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.5, 2.7 and 4.1 of the Plan in the event of death or Disability or an Involuntary Termination of Service at or following a Change in Control.

7.	Exercise Procedure and Delivery of Notice of Exercise of Option. This Option may be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or as otherwise acceptable to the Company) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, in accordance with Section 2.2(b) of the Plan.

8.	Delivery of Shares. Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Accelerated Vesting and Exercisability Period.

The vesting of this Option will accelerate as set forth in the following provisions:

(i)	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested portion of the Option subject to this Agreement will vest and any unexercised portion of the Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the Participant’s death.

(ii)	Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Termination of Service due to Disability.

(iii)	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested portion of the Option will vest and any unexercised portion of the Option may be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Participant’s Involuntary Termination of Service.

(iv)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.

(v)	Other Termination. In the event of the Participant’s Termination from Service for any reason other than due to death, Disability, Involuntary Termination at or following a Change in Control or for Cause, this Option may thereafter be exercised, only to the extent it was exercisable at the time of the termination and only for a period of three (3) months following the termination.

Incentive Option Treatment. The Incentive Stock Options granted hereunder are subject to the requirements of Section 421 of the Internal Revenue Code. No Option will be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following Termination of Service (except in the case of Termination of Service due to Disability). In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three months of the Participant’s Termination of Service.

11.	Miscellaneous.

11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Except as otherwise provided by the Committee, Incentive Stock Options under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an Incentive Stock Option as of the day of the transfer.

11.4	Under current tax laws, an Option that is exercised as an Incentive Stock Option is not subject to ordinary income taxes so long as it is held for the requisite holding period, e.g., two (2) years from the date of grant of the Option and one (1) year from the date of exercise, whichever is later.

11.5	This Agreement will be governed by and construed in accordance with the laws of the State of Indiana.

11.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

11.7	This Option is subject to forfeiture in accordance with the provisions of Section 7.17 of the Plan or as otherwise adopted by the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

FIRST SAVINGS FINANCIAL GROUP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

I hereby exercise the stock option (the “Option”) granted to me by First Savings Financial Group, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Incentive Stock Option Agreement (the “Agreement”) and the First Savings Financial Group, Inc. 2021 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $______ per share.

I elect to pay the exercise price by:

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).

___	Selling ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___	investment

___	resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*       If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

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